UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2007 (November 14, 2007)

JK ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-32574	87-0745202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
(713) 978-7557
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 14, 2007, Michael McConnell, a director of JK Acquisition Corp. (the “Company”), notified the Company that he was resigning from its board of directors, effective immediately, as a result of the extensive time commitments required by his other business ventures. Mr. McConnell does not have any disagreement with the management of the Company or Multi-Shot, LLC regarding the operations, policies or practices of the Company or Multi-Shot, LLC. A copy of the resignation letter delivered by Mr. McConnell to the Company is attached to this current report as Exhibit 99.1.
Item 8.01.     Other Events
Scott Bork, the Chief Financial Officer of Multi-Shot, LLC, resigned effective November 12, 2007. Mr. Bork does not have any disagreement with the management of Multi-Shot, LLC or the Company regarding the operations, policies or practices of Multi-Shot, LLC or the Company.
Item 9.01.     Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description

99.1	Resignation Letter, dated November 14, 2007, of Michael McConnell.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JK ACQUISITION CORP.
Date: November 14, 2007	By:	/s/ James P. Wilson
		Name:	James P. Wilson
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation Letter, dated November 14, 2007, of Michael McConnell.